SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)

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☐ Definitive additional materials
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FIRST SECURITY GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

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April 15, 2004

TO THE SHAREHOLDERS OF
FIRST SECURITY GROUP, INC.:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of First Security Group, Inc., which will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee 37402, on Thursday, May 27, 2004, at 2:00 p.m. local time.

At the Meeting, you will be asked to consider and vote upon: (i) the election of ten (10) directors to serve until the 2005 Annual Meeting of Shareholders and until their successors have been elected and qualified; (ii) the approval of the First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved for issuance under the Plan from 240,000 to 640,000 and provide for the granting of stock appreciation rights; and (iii) the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for First Security for the fiscal year ending December 31, 2004.

Enclosed are the Notice of Meeting, Proxy Statement and Proxy. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 2003, and we encourage you to review carefully the 2003 Annual Report, which accompanies this proxy statement.

If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

By Order of the Board of Directors

Rodger B. Holley
President & Chief Executive Officer

FIRST SECURITY GROUP, INC.
817 Broad Street
Chattanooga, Tennessee 37402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2004

Notice is hereby given that the 2004 Annual Meeting of Shareholders of First Security Group, Inc. will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee 37402, on Thursday, May 27, 2004, at 2:00 p.m. local time for the following purposes:

1.	Elect Directors. To consider and vote upon the election of ten (10) directors to serve until the 2005 Annual Meeting of Shareholders and until their successors have been elected and qualified.

2.
Amend the First Security Group, Inc. 2002 Long-Term Incentive Plan. To consider and vote upon the First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 240,000 to 640,000 shares and provide for the granting of stock appreciation rights.

3.
Ratify Auditors. To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for First Security for the fiscal year ending December 31, 2004.

4.	Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

Only shareholders of record at the close of business on April 1, 2004 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors

Rodger B. Holley
President & Chief Executive Officer

April 15, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO FIRST SECURITY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
FIRST SECURITY GROUP, INC.
MAY 27, 2004

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of First Security Group, Inc., a Tennessee corporation, in connection with the solicitation of proxies by First Security’s Board of Directors from holders of First Security’s common stock, $.0083 par value, for use at the 2004 Annual Meeting of Shareholders of First Security to be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee 37402, on Thursday, May 27, 2004, at 2:00 p.m. local time, and at any adjournments or postponements thereof. Unless otherwise clearly specified, the term “First Security” includes First Security Group, Inc. and its subsidiary, FSGBank, National Association, and any report of the number of shares outstanding or issued reflects adjustments due to the 12 for 10 stock split effective June 16, 2003, as well as the 13 for 10 stock split effective April 15, 2001.

The Meeting is being held to consider and vote upon the proposals summarized under “Summary of Proposals” below and described in greater detail in this Proxy Statement. First Security’s Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

The 2003 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2003, is included with this mailing. These proxy materials are first being mailed to the shareholders of First Security on or about April 16, 2004.

The principal executive offices of First Security are located at 817 Broad Street, Chattanooga, Tennessee 37402, and its telephone number is (423) 266-2000.

Summary of Proposals

The proposals to be considered at the Meeting may be summarized as follows:

Proposal One. To consider and vote upon the election of ten (10) directors to serve until the 2005 Annual Meeting of Shareholders and until their successors have been elected and qualified;

Proposal Two. To consider and vote upon the First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 240,000 to 640,000 shares and provide for the granting of stock appreciation rights.

Proposal Three. To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for First Security for the fiscal year ending December 31, 2004.

Quorum and Voting Requirements

Holders of record of common stock as of the Record Date defined below are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. To hold a vote on any proposal, a quorum must be present with respect to that proposal. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted as shares present. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Proposal One, relating to the election of the nominees for directors, requires approval by a plurality of the votes cast by the holders of shares of common stock entitled to vote with respect to that proposal. This means that those ten (10) nominees for directors receiving the greatest number of votes will be elected directors. Proposals Two and Three, and any other proposal that is properly brought before the Meeting, require the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy and entitled to vote with respect to the proposals.

Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether any proposal has received sufficient votes for approval, although abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. This means that abstentions and broker non-votes will not affect the outcome of the vote with respect to any proposal.

Record Date, Solicitation and Revocability of Proxies

The Board of Directors of First Security has fixed the close of business on April 1, 2004 as the record date (“Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 10,587,639 shares of common stock issued and outstanding, which were held by approximately 1,554 holders of record.

Shares of common stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxies. If no instructions are indicated, such shares of common stock will be voted “FOR” all proposals and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by: (i) giving written notice of revocation to the Secretary of First Security, (ii) properly submitting to First Security a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to Proxies should be addressed as follows: First Security Group, Inc., 817 Broad Street, Chattanooga, Tennessee 37402, Attention: William L. (Chip) Lusk, Jr., Secretary.

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PROPOSAL ONE:
ELECTION OF DIRECTORS

General

The Meeting is being held to, among other things, elect ten (10) directors of First Security to serve a one-year term of office expiring at the 2005 Annual Meeting of Shareholders and until their successors have been elected and qualified. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons voting the Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by First Security’s Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (10 persons). Cumulative voting is not permitted.

The following table shows for each nominee: (1) his or her name; (2) his or her age at April 1, 2004; (3) how long he or she has been a director of First Security; (4) his or her position(s) with First Security, other than as a director; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years. Each of the director nominees listed below is also a director of FSGBank.

Name (Age)	Director Since	Position with the First Security and Business Experience

Rodger B. Holley (57)	1999
Chairman of the Board, Chief Executive Officer and President of First Security since February 1999; Chairman of the Board, Chief Executive Officer and President of FSGBank since 2000; Director of Dalton Whitfield Bank (Dalton, GA), from September 1999 to September 2003 when it merged with FSGBank; and Chairman, Chief Executive Officer and President of Pioneer Bancshares, Inc. (Chattanooga, TN) from 1992 to November 1998 including service to First American National Bank (Chattanooga, TN) following its acquisition of Pioneer Bancshares.

J.C. Harold Anders (61)	2003
Owner of Anders Rental (real estate rentals, Dalton, GA) since 1978; Co-Owner of Central Drive In (fast food company, Dalton, GA) since 1988; Co-Owner of Poag & Anders, Inc. (real estate development, Dalton, GA) since 1992; Co-Owner of Clayton & Anders, Inc. (real estate development, Dalton, GA) since 1992; and Director of Premier National Bank of Dalton (Dalton, GA) from 1996 until its acquisition by First Security in March 2003 (Chairman from 2001 to 2003).

Clayton Causby (76)	1999
Chairman of the Board of Dalton Whitfield Bank (Dalton, GA), from September 1999 to September 2003 when it merged with FSGBank; Chairman of the Board of Pioneer Bank, FSB (Chattanooga, TN), from 1998 to 1999; President of BC Fibers, Inc. (textile sales, Dalton, GA) from 1993 to 2000; President of Poly-Tec Fibers (textile sales, Dalton, GA) from 1994 to 2000; and Chairman of Dalton/?Whitfield Bank & Trust (Dalton, GA) from 1989 to 1996.

Carol H. Jackson (64)	2002	Vice President of Baker Street Rentals (property management, Knoxville, TN) since 1991.

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Name (Age)	Director Since	Position with the First Security and Business Experience

Ralph L. Kendall (75)	1999	Retired as a partner with Ernst & Young LLP (international CPA firm, Chattanooga, TN) in 1986.

William B. Kilbride (53)	2003	President of Mohawk Home, a division of Mohawk Industries (rug and textile manufacturer, Calhoun, GA), since 1992.

D. Ray Marler (60)	1999
President of Ray Marler Construction Company (general construction, Chattanooga, TN) since 1965; President and Chief Manager of Environmental Materials, LLC (environmental services, Chattanooga, TN) since 1998; President of Environmental Holdings, Inc. (environmental services, Chattanooga, TN) since 1998; President of Environmental Materials, Inc. (environmental services, Chattanooga, TN) since 1998; Chief Manager of MWW, LLC (land management, Chattanooga, TN) since 2002; and Chief Manager of American Technologies, LLC (environmental services, Chattanooga, TN) from 1999 to 2001.

Lloyd L. Montgomery, III (50)	2002
Chief Operating Officer and Executive Vice President of First Security since March 2002; Chief Operating Officer and Executive Vice President of FSGBank since September 2003; Chairman of the Board of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank; involved in business ventures and real estate development (Knoxville, TN) from January 2000 to March 2002; Knoxville City President and East Region President for the Retail Banking Group of First American National Bank (Knoxville, TN) from 1996 to November 1999; and assisted with the First American/?AmSouth merger (Knoxville, TN) from November 1999 to January 2000.

Hugh J. Moser, III (56)	2003	President of Tennessee Valley Resources, Inc. (ag distributor, Jefferson City, TN) since 1983.

H. Patrick Wood (75)	2002	Chairman of Lawler-Wood Group (regional and international real estate services, Knoxville, TN) since 1975.

FIRST SECURITY'S BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF ALL TEN (10) NOMINEES LISTED ABOVE.

Information About the Board of Directors and Its Committees

The Board of Directors of First Security held 10 meetings during 2003, which includes four meetings by unanimous written consent action. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the Board committees on which they served. Although First Security does not have a formal policy regarding its board members' attendance at the Annual Meeting

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of Shareholders, board members are expected to attend the annual meeting. All but one of First Security’s directors attended the 2003 annual meeting.

First Security's Board of Directors has six standing committees: the Compensation Committee, the Audit Committee, the Executive Committee, the Asset/Liability Committee, the Property Committee, and the Corporate Governance Committee. Each committee also serves the same functions for FSGBank.

First Security's Compensation Committee is comprised of D. Ray Marler (Chairman), J.C. Harold Anders, Ralph L. Kendall and William B. Kilbride. This committee has the authority to determine the compensation of First Security's and FSGBank's executive officers and employees, and administers First Security's benefit and incentive plans. This committee also has the power to interpret the provisions of First Security's Long-Term Incentive Plans. The Compensation Committee held 8 meetings in 2003.

First Security's Audit Committee is comprised of Ralph L. Kendall (Chairman), Douglas F. Heuer III, Carol Jackson and William B. Kilbride, all of whom except Mr. Heuer are "independent directors" as defined by the National Association of Securities Dealers, Inc. Mr. Heuer will not serve on the Audit Committee after the election of directors at the annual meeting. The Board of Directors has determined that Mr. Kendall and Mr. Kilbride meet the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert.” In addition, the Board believes that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held 6 meetings in 2003.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement. The Board of Directors annually reviews and approves changes to the Audit Committee charter. Under the charter, the committee has the authority and is empowered to:

●	appoint, approve compensation, and oversee the work of the independent auditor;
●	resolve disagreements between management and the auditors regarding financial reporting;
●	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;
●	retain independent counsel and accountants to assist the committee;
●	seek information it requires from employees or external parties; and
●	meet with First Security officers, independent auditors or outside counsel as necessary.

Executive Officers

Executive officers are appointed annually at the meetings of the respective Boards of Directors of First Security and FSGBank following the annual meetings of shareholders, to serve until the next annual meeting and until their successors are chosen and qualified. The following table shows for each executive officer: (1) his name; (2) his age at April 1, 2004; (3) how long he has been an officer of First Security; (4) his position(s) with First Security; and (5) his principal occupation and business experience for the past five years, if he has been employed by First Security for less than five years.

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Name (Age)	Officer Since	Position with First Security and Business Experience

Rodger B. Holley (57)	1999
Chairman of the Board, Chief Executive Officer and President of First Security since February 1999; Chairman of the Board, Chief Executive Officer and President of FSGBank since June 2000; Director of Dalton Whitfield Bank (Dalton, GA), from September 1999 to September 2003 when it merged with FSGBank; and Chairman, Chief Executive Officer and President of Pioneer Bancshares, Inc. (Chattanooga, TN) from 1992 to November 1998 including service to First American National Bank (Chattanooga, TN) following its acquisition of Pioneer Bancshares.

Lloyd L. Montgomery, III (50)	2002
Chief Operating Officer and Executive Vice President of First Security since March 2002; Chief Operating Officer and Executive Vice President of FSGBank since September 2003; Chairman of the Board of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank; involved in business ventures and real estate development (Knoxville, TN) from January 2000 to March 2002; Knoxville City President and East Region President for the Retail Banking Group of First American National Bank (Knoxville, TN) from 1996 to November 1999; and assisted with the First American/?AmSouth merger (Knoxville, TN) from November 1999 to January 2000.

William L. Lusk, Jr. (35)	1999
Secretary, Chief Financial Officer and Executive Vice President of First Security since April 1999; Secretary, Chief Financial Officer and Executive Vice President of FSGBank since June 2000; Secretary, Chief Financial Officer and Executive Vice President of Dalton Whitfield Bank (Dalton, GA) from September 1999 to September 2003 when it merged with FSGBank; Chief Financial Officer and Executive Vice President of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank; Director of Strategic Planning, and Vice President of Pioneer Bancshares, Inc. (Chattanooga, TN) from December 1997 to March 1999 including service to First American National Bank (Chattanooga, TN) following its acquisition of Premier Bancshares; and Controller and Vice President of Pioneer Bancshares (Chattanooga, TN) from 1993 to December 1997.

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Performance Graph

The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on First Security's common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index since First Security first issued its common stock. The Performance Graph assumes that $100 was invested on March 15, 1999, with reinvestment of dividends, where applicable.

	Period Ending

Index	03/15/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

First Security Group, Inc.	100.00	100.00	100.00	130.04	130.04	156.05
NASDAQ - Total US	100.00	167.75	102.11	80.87	55.64	83.82
NASDAQ Bank Index*	100.00	95.67	109.29	118.32	121.13	155.83

*Source:  CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission.  All rights reserved.  crsp.com.

Source : SNL Financial LC, Charlottesville, VA. (434) 977-1600
© 2004

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EXECUTIVE COMPENSATION AND OTHER BENEFITS

Under rules established by the SEC, First Security is required to provide information regarding the compensation and benefits provided to its Chief Executive Officer and each of its other executive officers whose total annual salary and bonus is at least $100,000 (collectively, the “Named Executive Officers”) and who performs a policy making function for First Security. The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

The following table sets forth various elements of compensation for our Named Executive Officers for each of the last three calendar years:

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#) (2)	All Other Compensation ($) (3)

Rodger B. Holley	2003	$265,667	$0	48,000	$12,000
Chief Executive Officer	2002	$200,208	$50,250	0	$6,727
	2001	$175,250	$0	96,720	$7,035

Lloyd L. Montgomery, III	2003	$179,417	$0	21,000	$10,765
Chief Operating Officer	2002	$130,625	$50,250	69,600	$3,713
	2001	$0	$0	0	0

William L. Lusk, Jr.	2003	$150,875	$0	18,000	$9,053
Chief Financial Officer	2002	$129,167	$25,250	0	$5,456
	2001	$120,250	$0	49,920	$6,089

(1)	We have omitted information on "perks" and other personal benefits with an aggregate value below the minimum amount required for disclosure under the Securities and Exchange Commission Regulations.

(2)	Issued pursuant to First Security's 1999 Long-Term Incentive Plan

(3)	Consists of First Security's contributions to the indicated person's 401(k) plan for the year indicated.

Grants of Options/SARs in 2003

In 2003, First Security issued incentive stock options under the 2002 Long-Term Incentive Plan to various key executive officers and employees of First Security and FSGBank. No stock appreciation rights (SARs) were granted in 2003. The following table sets forth information respecting the award of such incentive stock options to our Named Executive Officers:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees During 2003	Exercise Price ($)	Expiration Date	5%	10%

Rodger B. Holley	48,000	15.91%	$8.33	4/22/2013	$251,457	$637,242
Lloyd L. Montgomery, III	21,000	6.96%	$8.33	4/22/2013	$110,013	$278,793
William L. Lusk, Jr.	18,000	5.97%	$8.33	4/22/2013	$94,296	$238,966

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Aggregated Option/SAR Exercises in 2003
and 2003 Year-End Option/SAR Values

No stock options were exercised by the Named Executive Officers during 2003. Additionally, there were no stock appreciation rights outstanding during 2003.

The following table shows the number of shares of First Security common stock covered by both exercisable and non-exercisable options held by the First Security's Named Executive Officers as of December 31, 2003. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing options and the year-end price ($10.00 per share) of First Security's common stock.

	Number of Securities Underlying Unexercised Options At December 31, 2003 (#)	Value of Unexercised In-the-Money Options At December 31, 2003 ($)

Name	Exercisable(E)/Unexercisable (U)	Exercisable (E)/Unexercisable (U)

Rodger B. Holley	63,835 (E) / 80,885 (U)	$229,168 (E) / $198,217 (U)
Lloyd L. Montgomery, III	22,968 (E) / 67,632 (U)	$38,357 (E) / $112,945 (U)
William L. Lusk, Jr.	32,947 (E) / 34,973 (U)	$118,280 (E) / $90,993 (U)

Director Compensation

Under First Security's director compensation policy, First Security pays its non-employee directors for their service as directors of First Security. Employee directors are not separately compensated for their service as directors of First Security because their current compensation levels cover all of their expected duties including those related to the Board of Directors. On or about the date of the annual shareholders meeting, each non-employee director is paid a $12,000 retainer for his or her next year’s service as a director. The retainer is prorated for new directors based upon the length of time between their appointment and the date of the next annual shareholders’ meeting. In addition, each non-employee director is paid $500 for each board and committee meeting he or she attends. A director who participates in a board or committee meeting via teleconference receives 50% of the normal meeting fee. Each non-employee Chairperson of the Executive, Audit, Compensation, and Asset/Liability Committees receives a $5,000 retainer. Each non-employee Chairperson of the Property Committee and the Corporate Governance Committee receives a $3,000 retainer. Non-employee directors are also reimbursed for their expenses incurred in the course of fulfilling their duties as directors of First Security.

Under First Security’s director compensation policy, First Security also grants an annual option to purchase shares of First Security’s common stock to its non-employee directors at the end of the directors’ year of service. In the event a director joins the board during the year, the number of shares subject to the option is prorated based on the number of months actually served by the director. In 2003, each non-employee director received an option to purchase 3,000 shares under this policy. The options are subject to the terms of First Security’s 2002 Long-Term Incentive Plan.

During 2003, First Security also issued 24,000 shares of its common stock as restricted stock awards, 6,000 shares each to four non-employee directors – Messrs. Causby, Heuer, Kendall and Marler. The awards were issued under First Security’s 2002 Long-Term Incentive Plan to reward the recipients for their years of service to First Security, many of which were without compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of First Security’s common stock as of April 1, 2004 by (1) each current director and nominee for director of First Security; (2) each current director; (3) each Named Executive Officer (as defined in “Executive Compensation and Other Benefits” in this Proxy Statement); and (4) all present executive officers and directors of First

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Security as a group. As of April 1, 2004, First Security did not know of any person who beneficially owned more than 5% of the presently outstanding shares of common stock. The address for each person included in the table is 817 Broad Street, Chattanooga, Tennessee 37402.

Information relating to beneficial ownership of First Security’s common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date. Unless otherwise indicated under “Nature of Beneficial Ownership,” each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name	Number of Shares	Percent of Class	Nature of Beneficial Ownership

Current Directors and Director Nominees:

Rodger B. Holley	205,890	1.92
Includes 54,330 shares owned by an IRA for the benefit of Mr. Holley; also includes 112,560 shares that Mr. Holley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

J.C. Harold Anders	76,060	*	Includes 990 shares that Mr. Anders has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
Clayton Causby	80,310	*	Includes 990 shares that Mr. Causby has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
Carol H. Jackson	38,230	*
Includes 6,000 shares owned by Ms. Jackson’s spouse and 4,240 shares owned by an IRA for the benefit of Ms. Jackson; also includes 990 shares that Ms. Jackson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

Ralph L. Kendall	28,990	*	Includes 3,000 shares owned by Mr. Kendall’s spouse; also includes 990 shares that Mr. Kendall has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
William B. Kilbride	10,990	*	Includes 990 shares that Mr. Kilbride has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
D. Ray Marler	112,990	1.07	Includes 990 shares that Mr. Marler has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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Name	Number of Shares	Percent of Class	Nature of Beneficial Ownership

Lloyd L. Montgomery, III	82,866	*	Includes 52,866 shares that Mr. Montgomery has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
Hugh. J. Moser, III	94,710	*
Includes 31,135 shares owned by a profit sharing plan for the benefit of Mr. Moser and 3,000 shares owned by Mr. Moser’s spouse; also includes 990 shares that Mr. Moser has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

H. Patrick Wood	261,390	2.47	Includes 36,000 shares owned by Mr. Wood’s spouse; also includes 990 shares that Mr. Wood has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
Current Directors:

Larry R. Belk	120,432	1.13
Includes 64,200 shares owned by an IRA for the benefit of Mr. Belk; also includes 57,768 shares that Mr. Belk has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

Douglas F. Heuer, III	7,350	*	Includes 990 shares that Mr. Heuer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
Named Executive Officer who is not also a Director or Nominee:

William L. Lusk, Jr.	68,548	*
Includes 7,498 shares owned by an IRA for the benefit for Mr. Lusk and 789 shares owned by Mr. Lusk’s wife and children; also includes 55,860 shares that Mr. Lusk has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

All Current Directors and Executive Officers, as a Group (13 persons):	1,188,756	10.93
_______________
* Less than 1% of outstanding shares.

Employment Agreements

Rodger B. Holley. We entered into a three-year employment agreement with Rodger B. Holley on May 16, 2003 regarding Mr. Holley’s employment as Chairman, Chief Executive Officer and President of First Security. Under the terms of the agreement, Mr. Holley received an initial base salary of $280,000 per year, which is subject to adjustment at least annually by the Compensation Committee. On December 17, 2003, the Compensation Committee recommended that Mr. Holley's salary be increased to $291,200 per year. First Security also provides Mr. Holley with health and life insurance, membership fees to social and civic clubs and an automobile for business and personal use. At the end of each year of the agreement, it renews for an additional year, unless either of the parties to the agreement gives notice of his or its intent

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not to renew the agreement at least 90 days prior to the renewal date. If First Security terminates Mr. Holley’s employment without cause or Mr. Holley terminates his employment for good reason, Mr. Holley will be entitled to a Lump Sum Payment, a Pro Rata Incentive Payment and continuation of medical benefits for twelve months. The Lump Sum Payment is an amount equal to the sum of his current base salary plus the greater of (1) the highest of his last three years’ incentive payments or (2) the target annual incentive set forth in First Security’s incentive compensation plan. The Pro Rata Incentive Payment is an amount equal to the pro rata portion of the target annual incentive set forth in First Security’s incentive compensation plan based on the number of days that have passed in the employment year before Mr. Holley’s termination. Upon a change of control of First Security, Mr. Holley will be entitled to three times the Lump Sum Payment, payment of a Pro Rata Incentive Payment, and continuation of medical benefits for twelve months. If First Security cannot continue the medical benefits to which Mr. Holley is entitled under the agreement because Mr. Holley is no longer employed by First Security, First Security will pay Mr. Holley the amount First Security would have paid for such benefits over the 12-month period. The agreement also generally provides that he will not compete with First Security in the banking business nor solicit its customers or employees for a period of 12 months following termination of his employment. The noncompetition and nonsolicitation provisions of the agreement apply if Mr. Holley terminates his employment without cause, for good reason or in connection with a change of control, or if First Security terminates his employment with or without cause.

Lloyd L. Montgomery, III. We entered into a three-year employment agreement with Lloyd L. Montgomery, III on May 16, 2003 regarding Mr. Montgomery’s employment as Chief Operating Officer and Executive Vice President of First Security. Under the terms of the agreement, Mr. Montgomery received an initial base salary of $185,000 per year, which is subject to adjustment at least annually by the Compensation Committee. On December 17, 2003, the Compensation Committee recommended that Mr. Montgomery's salary be increased to $192,400 per year. First Security also provides Mr. Montgomery with health and life insurance, membership fees to social and civic clubs and an automobile for business and personal use. The other terms of Mr. Montgomery’s employment agreement are the same as those in Mr. Holley’s agreement.

William L. Lusk, Jr. We entered into a three-year employment agreement with William L. Lusk, Jr. on May 16, 2003 regarding Mr. Lusk’s employment as Secretary, Chief Financial Officer and Executive Vice President of First Security. Under the terms of the agreement, Mr. Lusk received an initial base salary of $155,000 per year, which is subject to adjustment at least annually by the Compensation Committee. On December 17, 2003, the Compensation Committee recommended that Mr. Lusk's salary be increased to $161,200 per year. First Security also provides Mr. Lusk with health and life insurance, membership fees to social and civic clubs and an automobile for business and personal use. The other terms of Mr. Lusk’s employment agreement are the same as those in Mr. Holley’s agreement.

Compensation Committee Interlocks and Insider Participation

During 2003, the members of the Compensation Committee of First Security’s Board of Directors were: D. Ray Marler (Chairman), J.C. Harold Anders, Ralph L. Kendall and William B. Kilbride. No member of the Compensation Committee is now or was during the last fiscal year an officer or employee of First Security or FSGBank. During 2003, no executive officer of First Security served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of First Security’s Compensation Committee members served as an executive officer.

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Compensation Committee Report

The following report reflects First Security’s compensation philosophy, as endorsed by the Board of Directors and the Compensation Committee, and resulting actions taken by First Security for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of First Security and FSGBank.

Compensation Policy

The policies that govern the Compensation Committee’s executive compensation decisions are designed to align changes in total compensation with changes in the value created for First Security’s shareholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to First Security’s operating performance and that achievement of performance objectives over time is the primary determinant of share price.

The underlying objectives of the Compensation Committee’s compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for First Security, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At First Security, performance-based executive officer compensation includes base salary and long-term stock incentives. To further these objectives, the Compensation Committee engaged Ernst & Young LLP (Global Employment Solutions/Human Resource Services Division in Atlanta, Georgia), an independent consultant with expertise in executive compensation, to assist in implementing its compensation strategy.

Base Salary and Increases

In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the Chief Executive Officer and approved by the Compensation Committee. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with First Security’s competitors. First Security’s general philosophy is to provide base pay that is competitive with the market and to reward individual performance while positioning salaries so that they are consistent with First Security performance.

Long-Term Incentives

Long-term incentive awards have been made under the 1999 Long-Term Incentive Plan and the 2002 Long-Term Incentive Plan. The purpose of both plans is to promote First Security’s success and enhance its value by linking the personal interests of employees, officers, and directors to those of First Security’s shareholders and by providing such persons with an incentive for outstanding performance. As of December 31, 2003, there were approximately 263 persons eligible to participate in the 1999 Long-Term Incentive Plan and approximately 314 persons eligible to participate in the 2002 Long-Term Incentive Plan.

The 1999 Long-Term Incentive Plan authorizes the granting of awards to selected employees and officers of First Security or its subsidiaries in the following forms: (1) options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options, and (2) restricted stock. The 2002 Long-Term Incentive Plan authorizes the granting of awards to selected employees, officers, consultants and directors of First Security or its subsidiaries in the following forms: (1) options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options, and (2) restricted stock.

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Subject to adjustment as provided in the 1999 Long-Term Incentive Plan, the aggregate number of shares of common stock reserved and available for awards is 780,000. Not more than 10% of the shares reserved for awards may be granted as awards of restricted stock. The maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the 1999 Long-Term Incentive Plan to any one participant is 156,000. The maximum fair market value of any awards (other than options) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 1999 Long-Term Incentive Plan is $100,000.

Subject to adjustment as provided in the 2002 Long-Term Incentive Plan, the aggregate number of shares of common stock reserved and available for awards is 240,000, any and all of which may be granted in the form of incentive stock options. Not more than 20% of the shares reserved for awards may be granted as awards of restricted stock. The maximum number of shares with respect to one or more options that may be granted during any one calendar year under the 2002 Long-Term Incentive Plan to any one participant is 120,000. The maximum fair market value (measured as of the grant date) of any restricted stock awards that may be received by any one participant (less any consideration paid by the participant for such award) during any one calendar year under the 2002 Long-Term Incentive Plan is $500,000.

Both plans are administered by the Compensation Committee. The committee has the power, authority, and discretion, among other things, to: (1) designate participants; (2) determine the type or types of awards to be granted to each participant and the terms and conditions thereof; (3) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer both plans; and (4) make all other decisions and determinations that may be required under both plans or that the Compensation Committee deems necessary or advisable.

As of December 31, 2003, options to purchase 943,040 shares of common stock had been granted under the 1999 and 2002 Long-Term Incentive Plans; however, options relating to 108,409 shares had lapsed due to employment terminations and options relating to 87,504 shares were exercised, which resulted in net options to purchase 747,117 shares outstanding. As of the same date, restricted stock awards of 24,000 shares of common stock had been granted under the 2002 Long-Term Incentive Plan. The following table sets forth information regarding outstanding options and shares available for issuance under the plans as of December 31, 2003.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under the Plan (excludes outstanding options)

Equity compensation plans approved by security holders	747,117	$7.63	161,369
Equity compensation plans not approved by security holders	--	--	--
Total	747,117	$7.63	161,369

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Deduction Limit

Pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), First Security may not deduct compensation in excess of $1 million paid to the Chief Executive Officer or the four next most highly compensated executive officers of First Security. The 1999 Long-Term Incentive Plan and the 2002 Long-Term Incentive Plan were designed to comply with Code Section 162(m) so that the grant of options under both plans will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by us, although other awards under the plans that are not performance-based awards may not so qualify.

Chief Executive Officer Pay

Each year the Compensation Committee formally reviews the compensation paid to the Chief Executive Officer of the Company. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company. After careful consideration, the Compensation Committee recommended that the salary for Mr. Rodger B. Holley, President and Chief Executive Officer of the Company, be increased to $291,200.

Summary

The Compensation Committee believes that First Security's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, company, and share-value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet First Security and shareholder objectives.

D. Ray Marler, Chairman
J.C. Harold Anders
Ralph L. Kendall
William B. Kilbride

April 15, 2004

Audit Committee Report

The Audit Committee monitors First Security’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to First Security’s financial reporting process during 2003 and particularly with regard to First Security’s audited consolidated financial statements as of December 31, 2003 and 2002 and for the three years ended December 31, 2003.

First Security’s management has the primary responsibility for First Security’s financial statements and reporting process, including the systems of internal controls. First Security’s independent auditors are responsible for performing an independent audit of First Security’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on First Security’s consolidated financial statements. The Audit Committee’s responsibility is to monitor the integrity of First Security’s financial reporting process and system of internal controls and to monitor the independence and performance of First Security’s independent auditors and internal auditors.

The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 6 times during 2003.

The Audit Committee reviewed and approved all of the related party transactions. In addition, the Audit Committee determined that the related party transactions were on substantially the same terms as

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those prevailing at the time for comparable transactions with unrelated parties, and were not expected to present unfavorable features to First Security.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in First Security’s annual report on Form 10-K for 2003, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with First Security’s independent auditors, Joseph Decosimo and Company, LLP, their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Joseph Decosimo and Company, LLP its independence from management and First Security, including the written disclosures and other matters required of Joseph Decosimo and Company, LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2003 by Joseph Decosimo and Company, LLP that were unrelated to its audit of the financial statements referred to above, and to their reviews of First Security’s interim financial statements during 2003, is compatible with maintaining Joseph Decosimo and Company, LLP’s independence.

Additionally, the Audit Committee discussed with First Security’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of First Security’s internal controls, and the overall quality of First Security’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in First Security’s annual report on Form 10-K for 2003 for filing with the Securities and Exchange Commission. The Audit Committee believes that, at this time, nothing has come to its attention that impairs Joseph Decosimo and Company, LLP’s independence or their ability to provide quality professional audit services, and therefore recommends to the Board that First Security retain Joseph Decosimo and Company, LLP as First Security’s independent auditors for 2004.

Audit Committee:    Ralph L. Kendall, Chairman
           Douglas F. Heuer III
           Carol H. Jackson
           William B. Kilbride

           April 15, 2004

Certain Transactions and Business Relationships

Certain of First Security’s directors, officers, and principal shareholders and their associates have had banking and business transactions with First Security in the ordinary course of business since the beginning of the last fiscal year. In the case of all such related party transactions, each transaction was approved by the Audit Committee of the Board of Directors. In addition, each transaction was on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and were not expected to involve more than the normal risk of collectibility or present other unfavorable features to First Security.

As of December 31, 2003, the aggregate amount of credit extended by FSGBank to directors, executive officers and principal shareholders was $1.1 million, or 1.4% of First Security’s shareholders’ equity. In addition, First Security has entered into the following business transactions involving the indicated directors and officers.

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First Security is currently a party to two exclusive listing agreements with Wood Properties, Inc., a real estate broker, to offer for sale First Security’s vacant properties located at 925 Highway 68, Sweetwater, Tennessee 37874 and 1020 South Highway 92, Dandridge, Tennessee 37725. H. Patrick Wood, a director of First Security, is the Chairman of the Board of Wood Properties. The agreements expire on September 4, 2004, and December 31, 2004, respectively. Under the agreements, First Security agrees to pay Wood Properties a commission of 8% of the purchase price of the properties, and Wood Properties will share this commission with a cooperating broker, if any, who procures a buyer of the properties. The Audit Committee of First Security's Board of Directors approved the agreements and believes their terms are no less favorable to First Security than it could have obtained from an unaffiliated third party.

Effective August 14, 2002, First Security entered in to an insurance agreement with Grange Insurance for which Douglas F. Heuer III, a director of First Security, served as insurance broker. Under the agreement, First Security is the owner and beneficiary of a 10-year level term, key man life insurance policy insuring First Security's Chief Executive Officer and President. The terms of the agreement provide for annual premium payments of $10,175. The Audit Committee of First Security's Board of Directors approved the agreement and believes its terms are no less favorable to First Security than it could have obtained from an unaffiliated third party. Mr. Heuer did not vote on or participate in the discussions relating to this agreement and will not serve on the Audit Committee after the election of directors at the annual meeting.

Effective January 1, 2003, First Security entered into an agreement with Alpha Antiques, whose sole proprietor, Judy Holley, is the spouse of Rodger Holley, First Security's Chief Executive Officer and President. Under the agreement, Alpha Antiques provided design and procurement services relating to the design and construction of FSGBank branches and the renovation of First Security’s future new main office, for which we paid $30,000. The terms of the agreement provide for additional payments totaling $30,000 for similar services to be performed during 2004. The Audit Committee of First Security's Board of Directors approved the agreement and believes its terms are no less favorable to First Security than it could have obtained from an unaffiliated third party.

Effective March 31, 2003, First Security consummated its acquisition of Premier National Bank of Dalton and, as a result, assumed all of Premier's ground lease obligations. One such lease was effective as of March 16, 2000 between Premier (now FSGBank) and First Plaza, L.L.C. J.C. Harold Anders, a director of First Security, is a 14.2% owner of First Plaza. As a result of the agreement, FSGBank leases property located at 2918 East Walnut Avenue, Dalton, Georgia 30721. FSGBank owns a full service branch facility located on this property. The Audit Committee of First Security's Board of Directors approved the agreement and believes its terms are no less favorable to First Security than it could have obtained from an unaffiliated third party.

Effective June 9, 2003, FSGBank entered into a ground lease agreement with White Realty and Service Corporation which provides that FSGBank lease property located at 155 North Campbell Station Road, Knoxville, Tennessee 37922 for a full service branch facility. Under the agreement, White Realty paid a brokerage commission of $45,600 to Wood Properties, Inc. H. Patrick Wood, a director of First Security, is the Chairman of the Board of Wood Properties. The Audit Committee of First Security's Board of Directors approved the agreement and believes its terms are no less favorable to First Security than it could have obtained from an unaffiliated third party.

Effective October 1, 2003, FSGBank entered into a ground lease agreement with Turkey Creek Land Partners, L.L.C. which provides that FSGBank lease property located at 307 Lovell Road, Knoxville, Tennessee 37922 for a full service branch facility. Under the agreement, Turkey Creek Land Partners paid a brokerage commission of $18,750 to Wood Properties, Inc. H. Patrick Wood, a director of First Security, is the Chairman of the Board of Wood Properties. The Audit Committee of First Security's Board of Directors approved the agreement and believes its terms are no less favorable to First Security than it could have obtained from an unaffiliated third party.

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It is expected that First Security will continue to engage in similar banking and business transactions in the ordinary course of business with its directors, executive officers, principal shareholders and their associates in the future.

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PROPOSAL TWO:
APPROVAL OF THE FIRST AMENDMENT TO THE
FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN

The First Security Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”) was originally adopted by the Board of Directors of First Security on August 9, 2002 and approved by the shareholders of First Security on September 26, 2002.

The Board of Directors originally reserved 200,000 shares of First Security’s common stock for issuance under awards made under the Plan. As a result of a split of First Security’s common stock, effective as of June 16, 2003, the number of shares reserved was adjusted from 200,000 to 240,000. The Board of Directors’ Compensation Committee and Executive Committee recently approved the First Amendment to the Plan which increases the number of shares reserved from 240,000 to 640,000, subject to further adjustment as provided in the Plan. The amendment to the Plan also provides that stock appreciation rights may be granted under the Plan. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the First Amendment to the Plan.

Applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), restrict First Security’s ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Code Section 162(m).

The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the Plan document. A copy of the First Amendment to the Plan is attached as Appendix B.

Administration

The Plan may be administered by either the full Board of Directors or a subcommittee of the Board of Directors appointed by the Board (the “Administrative Committee”). Any Administrative Committee must have at least two members. When appointing members to the Administrative Committee, the Board of Directors is guided by the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. At the present time, the Compensation Committee of the Board of Directors acts as the Administrative Committee. The Administrative Committee has the authority to grant awards under the Plan, to determine the terms of awards, to interpret the provisions of the Plan, to establish rules relating to the Plan, to amend the Plan or any award certificate and to make all other determinations that it may deem necessary or advisable for the administration of the Plan. The Administrative Committee’s decisions shall be final and binding on all persons.

The Board of Directors or the Administrative Committee, as applicable, may delegate portions of its authority under the Plan to one or more directors who are also officers of First Security, subject to the limitations expressed in the Plan.

The Plan provides for the indemnification of each member of the Administrative Committee by First Security for reasonable expenses or settlement amounts paid in satisfaction of a judgment incurred as a result of the defense of any legal action arising with respect to the member’s action or failure to act with respect to the Plan.

Awards

As amended, the Plan permits the Administrative Committee to make awards of a variety of equity-based incentives, including incentive and nonqualified stock options to purchase shares of First Security’s common stock, restricted stock awards and stock appreciation rights. (collectively, “Equity Incentives”). Discretionary awards may be made on an individual basis. No eligible employee may be granted, during any single calendar year, rights to shares of common stock under stock options or stock

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appreciation rights which, in the aggregate, exceed 120,000 shares (as adjusted to reflect the June 16, 2003 stock split). No participant may be granted rights to shares of common stock under restricted stock awards having a fair market value in excess of $500,000 (less any consideration paid by the participant for the award). In addition, restricted stock awards may only be granted with respect to 20% of the number of shares reserved under the Plan.

Equity Incentives are subject to an equity incentive agreement containing such terms, conditions and restrictions as the Administrative Committee may determine are appropriate. The Administrative Committee will determine the number of shares of common stock as to which any Equity Incentive is granted, to whom any Equity Incentive is granted and the terms of any Equity Incentive, subject to any limitations in the Plan, which may include the satisfaction of performance goals. Equity Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Plan. Equity Incentives generally are not transferable or assignable during a holder’s lifetime unless otherwise provided by the Administrative Committee. In the event of a change in control (as defined in the Plan), Equity Incentives will automatically become fully vested and any restrictions will lapse unless the terms of an award expressly provide otherwise. Upon occurrence of events other than a change in control, the Administrative Committee may accelerate the vesting of Equity Incentives in its discretion as provided in the Plan. If a participant dies or becomes disabled while employed, all of his or her outstanding options and stock appreciation rights shall become fully exercisable and all restrictions on the participant’s outstanding restricted stock awards will lapse.

Equity Incentives

Options

The Plan provides for the grant of incentive stock options and nonqualified stock options. The Administrative Committee determines whether a stock option is an incentive stock option or a nonqualified stock option at the time the option is granted. Stock options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Plan.

The exercise price of a stock option will be set forth in the applicable equity incentive agreement. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant (or not less than 110% of fair market value in the case of certain owner-employees). The Administrative Committee may permit an option exercise price to be satisfied:

●	in cash;
●	by the delivery of previously owned shares of common stock or other property; or
●	through a cashless exercise executed through a broker.

The Administrative Committee also may authorize financing by First Security to assist a participant with payment of the exercise price and/or taxes. In addition, the Administrative Committee, in its discretion, may provide for the grant of a new option to any participant who pays the exercise price of an option with previously owned shares. Any new option (1) will be for the same number of shares delivered when the original option was exercised, (2) will have an exercise price equal to the fair market value of First Security’s common stock on the date of exercise of the original option and (3) will have a term equal to the unexpired term of the original option.

The term of a stock option will be set forth in the applicable equity incentive agreement. The term of any stock option may not exceed ten years from the date of grant. If a participant terminates employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, one year may be substituted for the three-month period. If a participant dies while employed, or within the three-month or one-year periods described in

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this paragraph, an incentive stock option will expire, terminate and become unexercisable one year after the participant’s death. If a participant’s employment is terminated for cause, an incentive stock option shall expire, terminate and become unexercisable on the date of termination. Prior to the time that an incentive stock option expires, the Administrative Committee may extend the term of the option, subject to the limitations set forth in the Plan.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Equity Incentive, and the Administrative Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable equity incentive agreement. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Administrative Committee with respect to any particular award.

Stock Awards

The Administrative Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Administrative Committee may determine. Upon the participant’s termination of employment before the restrictions or conditions applicable to a restricted stock award have lapsed or been satisfied, the shares subject to the restricted stock award will be forfeited and returned to First Security, except as may otherwise be provided by the Administrative Committee. The Administrative Committee may settle a restricted stock award by delivering to its recipient cash, stock, other Equity Incentives or other property.

Reorganizations

In the event of any corporate transaction involving First Security, such as a stock dividend, stock split, extraordinary cash divided, recapitalization, reorganization or similar transaction, the Administrative Committee may adjust the number of shares of common stock reserved for issuance in connection with the grant or settlement of an Equity Incentive or to which an Equity Incentive is subject, the exercise price of an option, the annual limit on the number of shares of common stock that may be subject to options or stock appreciation rights granted to any employee during a calendar year or otherwise make adjustments to preserve benefits under Equity Incentives.

In its discretion, the Administrative Committee also may provide that Equity Incentives be settled in cash rather than stock, that Equity Incentives become immediately vested and expire after a designated period of time, that Equity Incentives be assumed or substituted, that Equity Incentives be settled in cash or cash equivalents in an amount equal to the excess of the fair market value of the underlying common stock over the exercise price or any combination of the foregoing.

Amendments or Termination

The Administrative Committee or the Company’s full Board of Directors may amend or terminate the Plan without shareholder approval, except with respect to an amendment that materially increases the benefits for participants under the Plan, that materially increases the number of shares reserved under the Plan or materially changes the eligibility requirements under the Plan. The Administrative Committee or the Board of Directors may, however, condition any amendment upon approval of the shareholders if such approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination may adversely affect the rights of a holder of an Equity Incentive without the holder’s consent.

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New Plan Benefits

The Administrative Committee has not yet made any determination as to which eligible participants will be granted Equity Incentives under the Plan in the future if the Amendment is approved. Therefore, the potential benefit to any eligible participant can not be determined.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options

A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and First Security will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the common stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the common stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options

A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and First Security will then be entitled to a corresponding deduction.

Depending upon the period of time shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to First Security.

Stock Appreciation Rights

A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right. Generally, at the time a participant receives payment under a stock appreciation right, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock or other property received, and First Security will then be entitled to a corresponding deduction.

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Restricted Stock Awards

A participant will not be taxed upon the grant of a stock award if the award is subject to a “substantial risk of forfeiture,” as defined in the Code. When the shares of common stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock subject to the award, less any amount paid for such common stock, and First Security will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the common stock subject to the award, less any amount paid for that common stock, in income at that time and First Security will also be entitled to a corresponding deduction at that time. No loss may be claimed for taxes paid on shares of common stock that are subsequently forfeited.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Equity Incentive. The Administrative Committee may permit the tax withholding obligation to be satisfied by a reduction in the number of shares to be received by the participant under the award with a fair market value equal to the applicable withholding tax.

Shareholder Approval

The Board of Directors seeks shareholder approval of the First Amendment to the Plan because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any other equity-based incentives granted under the Plan.

Approval of the First Amendment to the Plan requires the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE FIRST AMENDMENT TO THE
FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN.

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PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Joseph Decosimo and Company, LLP, independent certified public accountants, as independent auditors for First Security and FSGBank for the current fiscal year ending December 31, 2004, subject to ratification by the shareholders. Joseph Decosimo and Company, LLP, has served as the independent auditors for First Security and FSGBank since February 17, 1999. Joseph Decosimo and Company, LLP, has advised First Security that neither the firm nor any of its partners has any direct or material interest in First Security or FSGBank except as auditors and independent certified public accountants of First Security and FSGBank. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Joseph Decosimo and Company, LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

The following table sets forth fees for professional audit and quarterly review services rendered by Joseph Decosimo and Company, LLP, for the years ended December 31, 2003 and 2002 , as well as fees billed for other services rendered by Joseph Decosimo and Company, LLP, during those periods. Certain changes have been made to amounts for 2002 to conform to the 2003 presentation.

	2003	2002

Audit Fees	$120,000	$107,500

Audit-Related Fees[1]	22,295	189,664

Tax Fees[2]	91,600	82,850

All Other Fees[3]	95,805	56,850

Total Fees	$329,700	$436,864

_______________

(1)
Audit-related fees consisted of assurance and other services that are related to the performance of the audit or quarterly review of First Security’s financial statements. Such fees include audits and due diligence procedures related to acquisitions, audit of First Security’s benefit plan, and assistance with registration statements.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered by Joseph Decosimo and Company, LLP, for tax return preparation, tax compliance, tax advice and tax planning.

(3)
Other fees consist primarily of fees billed for consultations with management regarding the appropriate accounting treatment and application of generally accepted accounting principles for planned or contemplated transactions, the accounting treatment of alternative sources of capital, and services rendered in conjunction with issues involving regulatory bodies.

The Board of Directors of First Security has considered whether the provision of services during 2003 by Joseph Decosimo and Company, LLP that were unrelated to its audit of First Security’s financial statements or its reviews of First Security’s interim financial statements during 2003 is compatible with maintaining Joseph Decosimo and Company, LLP’s independence. The services provided by the independent auditors were pre-approved by the Audit Committee to the extent required under applicable law and in accordance with the provisions of the Committee's charter. The Audit Committee requires pre-approval of all audit and allowable non-audit services.

A representative of Joseph Decosimo and Company, LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires. A representative

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of Joseph Decosimo and Company, LLP is also expected to respond to appropriate questions from shareholders.

The appointment of Joseph Decosimo and Company, LLP as independent auditors for First Security for fiscal year ending December 31, 2004 requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE APPOINTMENT OF JOSEPH DECOSIMO AND COMPANY, LLP
AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act (“Section 16”) requires the directors and certain officers of First Security, and persons who beneficially own more than 10% of First Security’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of First Security. First Security is required to identify each director, officer or beneficial owner of more than 10% of First Security’s common stock who failed to timely file any such report with the SEC. First Security is not aware that any person beneficially owns more than 10% of First Security’s common stock. In 2003, none of First Security’s directors failed to file a timely report required by Section 16.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations

The full Board of Directors of First Security participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of First Security, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of First Security and the financial services industry; experience in serving as a director of First Security or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by First Security; commitment to and availability for service as a director; and any other factors the Board deems relevant.

In accordance with the First Security’s bylaws, a shareholder may nominate persons for election as directors if written notice to the Secretary of First Security of the nomination is received at the principal executive offices of First Security at least 60 days prior to the date of the annual meeting, assuming the meeting will be held the same date as the prior year’s annual meeting, or at least 60 days prior to the date of the annual meeting for that year provided that First Security has publicly announced the annual meeting date at least 75 days in advance. The notice must set forth:

(1)	the name, age, business address and residence address of all individuals nominated;

(2)	the principal occupation or employment of all individuals nominated;

(3)	the class and number of shares of First Security which are beneficially owned by all individuals nominated;

(4)	any other information relating to all individuals nominated that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the

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Securities Exchange Act of 1934 and the SEC’s rules and regulations thereunder and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of First Security are traded;

(5)	the name and record address of the nominating shareholder; and

(6)	the class and number of shares of First Security which are beneficially owned by the nominating shareholder.

The officer presiding at meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing requirements and therefore will be disregarded.

Shareholder Proposals

To be included in First Security’s annual proxy statement, shareholder proposals not relating to the election of directors must be received by First Security at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that proposals be submitted prior to December 17, 2004 for next year’s annual meeting. The persons named as proxies in First Security’s proxy statement for the meeting will, however, have discretionary authority to vote the proxies they have received as they see fit with respect to any proposals received less than 60 days prior to the meeting date. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, by sending it to the William L. (Chip) Lusk, Jr., Secretary of First Security at First Security’s principal office at 817 Broad Street, Chattanooga, Tennessee 37402. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Management of First Security does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

OTHER INFORMATION
Proxy Solicitation Costs

The cost of soliciting Proxies for the Meeting will be paid by First Security. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, First Security will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock; such holders, after inquiry by First Security, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and First Security will reimburse them for the reasonable expense of mailing proxy materials to such persons.

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Annual Report on Form 10-K

First Security’s annual report on Form 10-K is accessible from our corporate website, www.fsgbank.com. From this website, select the “Corporate Info” tab, then select “SEC Filings.” This is a direct link to First Security’s filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports. These reports are accessible soon after we file them with the Securities and Exchange Commission.

In addition, upon the written request of any person whose Proxy is solicited by this Proxy Statement, First Security will furnish to such person without charge (other than for exhibits) a copy of First Security’s annual report on Form 10-K for the fiscal year ended December 31, 2003, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests may be addressed to First Security Group, Inc., 817 Broad Street, Chattanooga, Tennessee 37402, Attention: William L. (Chip) Lusk, Jr., Secretary.

By Order of the Board of Directors,

Rodger B. Holley Chairman, Chief Executive Officer & President

April 15, 2004

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Appendix A

FIRST SECURITY GROUP, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of First Security Group, Inc. (“FSG” or the “Company”) establishes an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described below.

Purpose

The Committee’s purpose shall be to assist the Board of Directors in fulfilling its responsibility to provide oversight to:

●	The integrity of the Company’s financial statements;

●	The Company’s compliance with legal and regulatory requirements;

●	The independent auditor’s qualifications and independence; and

●	The performance of the Company’s internal audit function and independent auditors.

The Committee will also prepare the report required by the Securities and Exchange Commission (“SEC”) to be included in the annual proxy statement.

Authority

The Audit Committee may be requested by the Board to investigate any activity of the Company or any matter within the scope of their responsibilities. The Committee has the authority and is empowered to:

●
Appoint, approve compensation, and oversee the work of the independent auditor, the internal auditor, information systems audit, or loan review entities retained to conduct audits and reviews at the organization. These persons will report directly to the Committee.

●	Resolve disagreements between management and the auditors regarding financial reporting.

●	Pre-approve all auditing and appropriate non-auditing services performed by the independent auditor.

●
The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities (e.g., independent counsel, accountants, credit administration, etc.).

●	Seek information it requires from employees (all of whom are directed to cooperate with the Committee’s requests) or any external parties.

●	Meet with Company officers, independent auditors, or outside counsel as necessary.

●	The Committee may delegate authority to subcommittees, providing such decisions are presented to the full Committee at the next scheduled meeting.

Composition

The Committee shall be comprised of at least three and no more than six members of the Board. The Board Nominating Committee will appoint Committee Members and the Committee Chair.

A - 1
Approved by the Audit Committee July 28, 2003

Each committee member will be both independent and financially literate. At least one member of the Committee shall be designated as the “financial expert”, as defined by applicable legislation and regulation. No committee member shall simultaneously serve on the audit committees of more than two public companies.

Responsibility

The Audit Committee will carry out the following responsibilities:

Financial Statements

●	Review significant accounting and financial reporting issues and understand their impact on the financial statements. These issues include:

	●	Complex or unusual transactions and highly judgmental areas.

	●	Major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection of application of account principles.

	●	The effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Company.

●
Review analyses prepared by management and/or the independent auditor indicating significant financial reporting issues and judgments made in connection with the preparation of financial statements. This includes analyses of the effects of alternative GAAP methods on the financial statements.

●
Review with management and the independent auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

●
Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

●
Review disclosures made by the CEO and CFO required in the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud involving management or other employees having a significant role in the Company’s internal controls.

●
Review and discuss with Management earnings press releases (particularly use of “proforma”, or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and ratings agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit Committee does not need to discuss each release in advance, but reserves the right to do so.

Internal Control

●	Consider the effectiveness of the Company’s internal control system, including information technology security and control.

●
Understand the scope of internal and independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

A - 2
Approved by the Audit Committee July 28, 2003

Internal Audit

●	Review with management and the Internal Auditor the charter, audit plan, activities, staffing, and organizational structure of the internal audit function.

●	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the internal auditor.

●	Review the effectiveness of the internal audit function, including compliance with The IIA’s Standards for the Professional Practice of Internal Auditing.

●	On a regular basis, meet separately with the internal auditor to discuss any matters the Committee or internal audit believes should be discussed privately.

Independent Audit

●	Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

●	Review the performance of the independent auditors, and exercise final approval of the appointment or discharge of the auditors.

●
At lease annually, obtain and review the following: (1) a report by the independent auditor describing the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years concerning independent auditors carried out by the firm, and any steps taken to deal with such issues; (3) and to assess the auditor’s independence, all relationships between the independent auditor and the Company.

● Take into account the opinions of management and internal audit.

● Review and evaluate the lead partner of the independent auditor.

● Present its conclusions with respect to the independent auditor to the Board.

●	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be more rotation of the audit firm itself.

●	Set clear hiring policies for employees or former employees of the independent auditor.

●	On a regular basis, meet separately with the external auditors to discuss any matters the Committee or auditors believe should be discussed privately.

Compliance

●
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigations and follow-up (including disciplinary action) of any instances of non-compliance.

●
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Review the findings of any examinations by regulatory agencies, and any auditor observations.

A - 3
Approved by the Audit Committee July 28, 2003

●	Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

●	Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

●
Regularly report to the Board about committee activities and issues that arise with respect to the quality or integrity of the Company’s financials statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

●	Provide an open avenue of communication between internal audit, independent audit, and the Board.

●
Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

●	Review any other reports the Company issues relating to the Committee’s responsibilities.

Other Responsibilities

●	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

●	Perform other activities related to this charter as requested by the Board.

●	Institute and oversee special investigations as needed.

●	Review and assess the adequacy of the Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulations.

●	Confirm annually that all responsibilities outlined in this charter have been carried out.

●	Evaluate the Committee’s and individual member’s performance at least annually.

Meetings

The Audit Committee shall meet as often as deemed necessary in order to fulfill its responsibilities, but not less than four times per year. All committee members are expected to attend each meeting, in person or via tele-conference. In addition to the members of the Audit Committee, the chairman of the Audit Committee may request members of management, the internal auditors and representative of the independent auditors be present at meetings of the Committee and provide pertinent information, as deemed appropriate. The Committee may meet separately periodically, with management, with the internal auditors, and with the independent auditors. Additionally, the Committee may also meet periodically in executive session. Meeting agendas and appropriate briefing materials will be prepared and provided in advance of the meeting to members. Minutes will be recorded for each meeting.

The chairman of the audit Committee shall make a report to the Board on the result of each meeting of the Committee.

A - 4
Approved by the Audit Committee July 28, 2003

Appendix B

FIRST AMENDMENT
TO THE
FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT is made on the 24th day of March, 2004, by FIRST SECURITY GROUP, INC., a Tennessee corporation (the “Company”).

WHEREAS, the Company maintains the First Security Group, Inc. 2002 Long-Term Incentive Plan which was established by indenture dated August 9, 2002 (the “Plan”) pursuant to which the Company originally reserved 200,000 shares of common stock for issuance under the Plan;

WHEREAS, effective on June 16, 2003, the Company effected a twelve-for-ten stock split of its common stock resulting in an adjustment in the number of shares reserved for issuance under the Plan from 200,000 to 240,000; and

WHEREAS, the Company desires to amend the Plan to reflect the stock split, to further increase the number of shares reserved for issuance under the Plan and to permit the issuance of stock appreciation rights thereunder.

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of March 24, 2004, as follows:

1.   By deleting the existing Section 3.1(b) and substituting the following:

   “(b)   ‘Award’ means any Option, Restricted Stock Award or Stock Appreciation Right granted to a Participant under the Plan.”

2.   By deleting the existing Section 3.1(y) and substituting the following:

   “(y)   ‘Qualified Performance-Based Award’ means (i) a Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and made subject to performance goals based on Qualified Performance Criteria as set forth in Section 9.11; (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date; or (iii) a Stock Appreciation Right having a settlement price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.”

3.   By deleting the existing Section 3.1(dd) and substituting the following:

   “(dd)   ‘Stock’ means the $.0083 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 10.”

4.   By adding the following new Section 3.1(hh):

   “(hh)   ‘Stock Appreciation Right’ means a right granted to a Participant under Section 8A of the Plan which shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of Shares at the time of payment or exercise over (b) a price specified by the Committee, except that, (i) in the case of a Stock Appreciation Right granted in connection with an Option, the price shall not be less than the exercise price of the Option for that number of Shares and (ii) in the case of a Stock Appreciation Right that is granted to an Employee who is then a Covered Employee, the price shall not be less than the Fair Market Value of the Stock at the time of the Award.”

B - 1

5.   By deleting the existing Section 5.1 and substituting the following:

“5.1        NUMBER OF SHARES. Subject to adjustment as provided in Section 10.1, the aggregate number of Shares reserved and available for Awards shall be 640,000, any and all of which may be granted in the form of Incentive Stock Options. Not more than twenty percent (20%) of such aggregate number of Shares may be granted as Awards of Restricted Stock.”

6.   By deleting the existing second sentence of Section 5.4 and substituting the following:

“Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares with respect to one or more Options or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 120,000.”

7.   By adding the following new Section 8A:

“ARTICLE 8A
STOCK APPRECIATION RIGHTS

8A.1      GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to make Awards of Stock Appreciation Rights to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Stock Appreciation Right may or may not be granted in connection with all or any portion of a previously or contemporaneously granted Award.

8A.2      CONDITIONS TO EXERCISE. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as determined by the Committee and specified in the Award Certificate; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Award has been exercised.

8A.3      SETTLEMENT. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Certificate or, in the absence of any such provision, as the Committee may determine.”

8.   In Sections 9.7, 9.8 and 9.9 relating to the acceleration of Awards, the terms “Option” and “Options”, where the same appear therein, shall be replaced, respectively, by the terms “Option or Stock Appreciation Right” and “Options and Stock Appreciation Rights”.

9.   By deleting Section 9.11(a) and substituting the following:

   “(a)   The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.”

10.   By deleting the parenthetical in Section 9.11(c) and substituting the following:

   “(other than an Option or a Stock Appreciation Right)”

11.   By deleting the parenthetical in Section 11.2(a) and substituting the following:

   “(at the spread value in the case of an Option or a Stock Appreciation Right)”

B-2

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of the date of the approval of the First Amendment by the Board of Directors of the Company, the adoption of this First Amendment shall be null and void.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, on the date first above written.

FIRST SECURITY GROUP, INC.

By:	/s/ William L. Lusk, Jr.

Title:	Secretary, CFO & EVP

ATTEST:

By:	/s/ Deborah Blue

Title:	Vice President – Human Resources

B-3

REVOCABLE PROXY	PROXY CARD

FIRST SECURITY GROUP, INC.
REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2004

The undersigned hereby appoints Rodger B. Holley and William L. Lusk, Jr., or either of them, each with full power of substitution, as Proxies to vote all shares of the $.0083 par value common stock of First Security Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Thursday, May 27, 2004, at 2:00 pm, Local Time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee 37402, and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of annual meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals.

The Board of Directors recommends a vote “FOR” the following proposals:

1.   Election of Directors: Authority for the election of Rodger B. Holley, J.C. Harold Anders, Clayton Causby, Carol H. Jackson, Ralph L. Kendall, William B. Kilbride, D. Ray Marler, Lloyd L. Montgomery, III, Hugh J. Moser, III and H. Patrick Wood as directors, each to serve until First Security’s 2005 Annual Meeting of Shareholders and until their successors are elected and qualified.

For _____	Withhold _____	For All Except _____

To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2.   Approval of the First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan. Authority to approve the First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 240,000 to 640,000 shares and provide for the granting of stock appreciation rights.

For _____	Against _____	Abstain _____

3.   Ratification of the Appointment of Joseph Decosimo and Company, LLP, as Independent Auditors. Authority to ratify the appointment of Joseph Decosimo and Company, LLP, as independent auditors for First Security and its subsidiary for the current fiscal year ending December 31, 2004.

For _____	Against _____	Abstain _____

COMMON SHARES: __________
ACCOUNT NUMBER: _________

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, mark, sign, date and return in the envelope furnished.

FIRST SECURITY GROUP, INC.

Please sign exactly as name appears on the label below. When shares are held by joint tenants both should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________

____________________________________

____________________________________